EXHIBIT 99.1

TOR Minerals to Present at the Fifth Annual
SOUTHWESTERN SHOWCASE Investor Conference

CORPUS CHRISTI, Texas, Thursday, November 8, 2007- TOR Minerals International (NASDAQ: TORM - News), producer of synthetic titanium dioxide pigments, specialty alumina, and other high performance mineral fillers, today announced that Dr. Olaf Karasch, President and CEO of TOR Minerals; and Steve Parker, CFO of TOR Minerals, will present at the Fifth Annual SOUTHWESTERN SHOWCASE Investor Conference on Wednesday, November 14, 2007.   TOR Minerals' presentation is scheduled to begin at 2:25 p.m. CST (3:25 p.m. EST). The presentation will be web cast live and may be accessed at http://www.investorcalendar.com/CEPage.asp?ID=122975, or under the news section of the company's website, www.torminerals.com .

Co-sponsored by Beacon Street Group LLC and the CFA Society of Dallas/Ft. Worth, the SOUTHWESTERN SHOWCASE is an annual independent conference that allows quality companies to tell their stories to professional investors with the expressed purpose of generating investor interest.

About TOR Minerals

Headquartered in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

Contact:
 Dave Mossberg,
Beacon Street Group, LLC
817-310-0051